EXHIBIT 10.16

                                 PROMISSORY NOTE
$2,425,000                                                        April 13, 2005

         FOR VALUE RECEIVED, PREMIER EXHIBITIONS, INC., a Florida corporation with an address of 3340 Peachtree Rd., Suite 2250, Atlanta, Georgia 30326 (the "Maker"), hereby promises to pay to the order of SAM TOUR (USA), INC., a Delaware corporation with an address of 8099 Palomino Drive, Naples, Florida 34113 (the "Payee"), on a Maturity Date (as defined below), in lawful money of the United Sates, the principal sum of Two Million Four Hundred Twenty-Five Thousand ($2,425,000) Dollars, together with interest as described below. This Promissory Note shall be referred to herein as this "Note".

         In the event that Note, is not paid on the Maturity Date, the principal amount of this Note shall then bear interest from the date hereof at a rate (computed on the basis of the actual number of days elapsed and a year of 365 days) equal to ten (10%) percent per annum until the principal amount of this Note shall be paid in full. Daily interest hereunder shall be accrued and shall be due and payable on the Maturity Date. The principal amount of this Note is due and payable in full within thirty (30) days of Payee sending written notice to Maker demanding payment (the date that is thirty (30) days after Payee sends such notice, the "Maturity Date").

         All amounts payable under this Note shall be paid free and clear of, and without reduction by reason of, any deduction, set-off or counterclaim.

         The Maker agrees to pay or reimburse the Payee for all costs and expenses of the Payee (including, without limitation, reasonable attorneys' fees and expenses of litigation) in connection with any default in the performance of any of the Maker's payments or other obligations hereunder and any enforcement or collection proceedings resulting therefrom.

         No failure on the part of the Payee to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Note shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Note preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

         This Note shall be governed by, and construed in accordance with the laws of the State of New York. All agreements of Maker in this Note shall bind its heirs, executors, successors and assigns.

                          PREMIER EXHIBITIONS, INC.

                          By:       /s/ Arnie Geller
                          ------------------------------------------------------
                                    Name: Arnie Geller
                                    Title: President & CEO